EXHIBIT 2.2

FIRST AMENDMENT TO

MANAGEMENT AND OPERATIONAL SERVICES AGREEMENT

THIS FIRST AMENDMENT TO MANAGEMENT AND OPERATIONAL SERVICES AGREEMENT (this “Amendment”) is executed as of the 25 day of November, 2009 (the “Effective Date”), by and among REG SERVICES GROUP, LLC, a limited liability company organized and existing under the laws of the State of Iowa (“REG Services”), REG MARKETING & LOGISTICS GROUP, LLC, a limited liability company organized and existing under the laws of the State of Iowa (“REG Marketing”, and together with REG Services, “REG”), and BLACKHAWK BIOFUELS, LLC, a Delaware limited liability company (“Borrower”).

Recitals

The following recitals are a material part of this Amendment:

A.                                   Borrower and REG entered into that certain Management and Operational Services Agreement dated May 9, 2008 (the “MOSA”).

B.                                     In connection with a loan from Fifth Third Bank, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (“Lender”) to Borrower (the “Loan”), Borrower executed in favor of Lender, among other things, an Assignment of Management and Operational Services Agreement dated May 9, 2008 (“Assignment”), pursuant to which Borrower assigned its rights under the MOSA to Lender, as more particularly set forth therein.

C.                                     Concurrently herewith, Borrower and Lender are entering into certain amendments in connection with the Loan.

D.                                    As a material inducement to Lender to enter into such amendments to the Loan, Lender has required the parties hereto to enter into this Amendment.

E.                                      REG and Borrower hereby agree to amend the MOSA under the terms and conditions contained herein.

Contractual Provisions

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                Amendments to MOSA.

(1)                                  Section 3 of the MOSA is hereby amended by adding the following:

“G.                                 Compensation during a Blackhawk Biofuels Loan Default.  Notwithstanding anything herein to the contrary, if Blackhawk Biofuels is in default under that certain Loan Agreement dated May 9, 2008, as amended (the “Loan Agreement”), between Blackhawk Biofuels and Fifth Third Bank, a Michigan banking corporation (“Lender”), Lender shall have the option in Lender’s sole discretion (but not the obligation), effective upon Lender’s delivery of written notice to REG Services, REG Marketing, and Blackhawk Biofuels, to require Blackhawk Biofuels and/or its assignee to cease making all payments otherwise due under this Agreement.  If Lender exercises such option, then REG Services and REG Marketing have the right, but not the obligation, to suspend their duties under this Agreement until such time as Lender allows such payments to resume by subsequent written notice to the parties.  Notwithstanding the foregoing, REG Services and REG Marketing shall continue to have such rights to terminate this Agreement as otherwise provided herein for non-payment.”

(2)                                  Section 4 of the MOSA is hereby amended by adding the following:

“G.                                 Provide REG Services and REG Marketing with written notice of an Advance under the Revolving Credit Loan (as such terms are defined in the Loan Agreement), at such time as any notice is provided to Lender under the Loan Agreement, with such notice specifying the amount of the proposed Advance and the proposed date of the Advance.”

SECTION 2.                                Ratification.  Except as amended hereby, the MOSA, and each and every provision thereof, is hereby ratified and confirmed by REG and Borrower, and shall remain in full force and effect by and between REG and Borrower.  In the event of any conflict between the MOSA and this Amendment, the terms of this Amendment shall apply.

SECTION 3.                                Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

SECTION 4.                                Counterparts.  This Amendment may be executed in counterparts, all of which taken together shall be deemed one original, and shall be effective upon execution thereof by all parties, notwithstanding the fact that all of the parties hereto are not signatories to the original or same counterpart.  Any signature of any party which is delivered by facsimile or photocopy shall be deemed to be an original signature and shall be effective upon receipt thereof.

SECTION 5.                                Amendments.  In accordance with the Assignment, this Amendment and any future amendments shall require the Lender’s written consent.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

BLACKHAWK BIOFUELS, LLC		REG SERVICES GROUP, LLC

By:	/s/ Ronald Mapes	By:	/s/ David J. Elsenbast
Name:	Ronald Mapes	Name:	David J. Elsenbast
Title:	Chairman	Title:	Vice President

REG MARKETING & LOGISTICS GROUP, LLC

By:	/s/ Gary Haer
Name:	Gary Haer
Title:	Vice President

Acknowledged and Agreed:

FIFTH THIRD BANK

By:	/s/ Mary Ann Lemonds
Name:	Mary Ann Lemonds
Title:	Vice President